Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-253602), and Form F-3 (File No. 333-250026) of Paranovus Entertainment Technology Ltd. (formerly known as “Happiness BioTech Group Limited”) of our report dated August 2, 2021, relating to our audit of the consolidated financial statements of Happiness BioTech Group Limited for the fiscal year ended March 31, 2021, included in its Annual Report on Form 20-F.

/s/ Briggs & Veselka Co.
Briggs & Veselka Co.
Houston, Texas
September 26, 2023